EXHIBIT 10.1

AMENDMENT TO THE BYLAWS OF NEEMA INC.

Effective September 11, 2008, Neema, Inc. has amended Article IV Section 4.02 of its bylaws (the “Bylaws”) as follows:

•	The following sentence in Section 4.02 has been deleted in its entirety: “Any one person may hold any two or more of such offices, except that the president shall not also be the secretary.”

•	The deleted sentence in Section 4.02 has been replaced with the following: “Any one person may hold any two or more of such offices.”

The undersigned, on behalf of Neema, Inc., acknowledges that the foregoing amendments to the Bylaws are the amendments as made by the sole director of Neema, Inc., as effective on September 11, 2008.

/s/ David Brow
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David Brow

Interim Secretary